Exhibit 10.4

Contract No: 2024 (Wujin) Zi 00690

Small Business Loan Contract

Lender: Industrial and Commercial Bank of China Ltd., Changzhou Wujin Branch

Responsible person: Qian Lixia

Residence (address):

Tel:

Fax:

Email:

Borrower: Northann (Changzhou) Construction Products Co., Ltd.

Legal representative: Li Lin

Residence (address):

Tel:

Fax:

Email:

The Borrower and the Lender, after equal negotiation, agree on the issuance of the loan by the Lender to the Borrower and hereby enter into this contract.

Part One Basic Agreement

Article 1 Purpose of Borrowing

The purpose of the loan under this contract is to pay for the goods. The Borrower shall not use the loan for other purposes without the written consent of the lender, and the Lender shall have the right to supervise the use of the loan.

Article 2 Borrowing Amount and Term

2.1 The currency of the loan under this contract shall be Renminbi, and the amount shall be 10,000,000.00 (capitalized: 10,000,000 ten thousand yuan) (in case of inconsistency between upper and lower case, the upper case shall prevail).

2.2 The term of borrowing under this contract is 12 months from the date of first withdrawal under this contract.

2.3 For each withdrawal, the withdrawal date shall be the date on which the borrowing amount is actually transferred to the Borrower’s account. The date of repayment shall be stated on the invoice. (For installments, date of repayment shall be agreed by both parties in writing). The date of repayment of any withdrawal shall not be later than the term of the loan under section 2.2.

Article 3 Interest Rate and Interest

3.1 Method of determining interest rate for RMB borrowing:

The interest rate on RMB borrowings is determined as follows:

The interest rate for each withdrawal amounts determined by the base rate plus floating rate, where the base rate is the loan prime rate (LPR) for 1-year loans published by the National Interbank Offered Rate Center as of the business day immediately prior to the date of this agreement, and the floating rate is plus/minus 90 basis point (one basis point is 0.01%, same below). The floating points remain unchanged during the loan term. If the National Interbank Funding Center does not announce the LPR for the corresponding period on the working day before the interest rate determination date, the LPR announced by the National Interbank Funding Center on the previous working day shall prevail, and so on.

After the first interest rate determination date, the interest rate shall be adjusted in the following A manner, regardless of whether or not a withdrawal has been made at that time:

A. The interest rate shall be adjusted every 12 months, and the interest is calculated in installments. The interest rate determination date for the second and subsequent periods is the corresponding date one year after the first interest rate determination date, on which the lender adjusts the interest rate on the loan at the LPR for the loan of the preceding maturity period and the floating points published by the National Interbank Offered Rate Center on the preceding business day. In the event that a date corresponding to the first interest rate determination date does not exist in the month of adjustment, the last day of the month will be the corresponding date.

B. The interest rate shall not be adjusted during the term of this loan.

3.2 Interest rate of loan in foreign currency.

The interest rate on foreign currency borrowings is determined in the following manner / (1/2/3):

(1) Fixed interest rate of % per annum, which remains unchanged during the term of the contract.

(2) Term interest rate: The interest rate for each loan is determined by the pricing base plus a spread, where the pricing base is the term rate (weekly/monthly/yearly) of the term rate (LIBOR term rate/SOFR term rate/SONIA term rate/EURIBOR term rate/TORF term rate, etc.) that should be applied to each loan at (the date of withdrawal/contract commencement) (the first interest rate determination date), and the spread is (plus/minus) basis points (one basis point is 0.01%). The spread is (plus/minus) basis points (one basis point is 0.01%). The spread remains unchanged for the duration of the contract. In the case of a split withdrawal, the interest rate is calculated separately for each withdrawal. After the first interest rate determination date, the borrowing rate will be adjusted according to the following ways / (A/B/C), regardless of whether or not drawings have been made at that time, and the interest will accrue in installments:

A. Adjustment by / (1/3/6/12) months, with one adjustment per period. The interest rate determination date for the second and subsequent periods shall be the date that corresponds to the expiration of one period from the first interest rate determination date, and the borrowing rate shall be adjusted according to the pricing basis and spread applicable on that date from that date onward. If there is no date corresponding to the first interest rate determination date in the month in which the adjustment is to be made, the last day of that month shall be the corresponding date.

B. The first day of each interest period (i.e., the day following the end of the previous interest period) shall be the interest rate determination date, and the borrowing rate shall be adjusted according to the pricing basis and spread applicable on that date from that date.

C. No adjustment throughout the term of the loan.

2

On the foregoing interest rate determination date, the pricing basis to be applied shall be determined in accordance with the relevant rules in Part Two, Article 1.1.

(3) Floating overnight interest rate, the borrowing rate is based on the interest rate for each interest accrual date during the interest period (i.e., the withdrawal date and each natural day thereafter). The overnight financing rate applicable to the borrowing currency (SOFR/SONIA/eSTR/SARON/TONA, etc.) is determined as a spread over the pricing basis (plus/minus) of the basis points, which remains unchanged during the term of the contract. Subsequent lenders determine the interest rate for each interest date based on the applicable pricing basis for that date and the aforementioned spread. The first interest rate determination date is the drawdown date of each loan, and the subsequent interest rate determination dates are each interest date after the first interest rate determination date, and the interest on the loan is calculated using the / (simple/combined simple/compound) method.

On the foregoing interest rate determination date, the pricing basis to be applied shall be determined in accordance with the relevant rules in Part Two, Article 1.1.

3.3 The Interest shall be accrued on a daily basis from the date of actual withdrawal and shall be settled on a monthly (monthly/quarterly/semi-annual) basis. Upon maturity of the loan, the remaining unsettled interest will be settled together with the principal. The daily interest rate for each interest-bearing day = annual interest rate/365 when the borrowing currency is GBP, AUD, CAD, SGD or HKD; for other currencies, the daily interest rate for each interest-bearing day = annual interest rate/360.

3.4 If the currency of the borrowing is RMB, the interest rate of late penalty under this contract shall be determined by adding 50% to the original borrowing rate; if the currency of the borrowing is foreign currency, the interest rate of late penalty under this contract shall be determined by adding / basis points to the original borrowing rate (0.01% for each basis point). The penalty and interest rate for misappropriation of the loan shall be determined by adding 100 % to the original borrowing rate.

Article 4 Withdrawal

4.1 The Borrower shall make withdrawals in accordance with the actual demand for funds in accordance with 2 (1/2/3) below:

(1) Withdraw the loan in one lump sum by / year / month / day;

(2) One or more withdrawals of the loan from the effective date of this contract to June 12, 2025 or before:

(3) Withdrawals shall be made in the following installments. If the Borrower needs to change the time or amount of the withdrawal according to the progress of the use of the funds, the Borrower shall obtain the consent of the Lender, but the Borrower shall pay off the loan by /year/month/day at the latest.

Withdrawal Time	Withdrawal Amount
/	/
/	/
/	/

4.2 If the Borrower fails to make a withdrawal as agreed, the Lender has the right to cancel the Borrower's undrawn loan in part or in full.

Article 5 Repayment

Borrower shall repay the loan under this contract in the following manner 1 (1/2):

(1) The loan is due in a lump sum on loan maturity date

(2) The loan shall be repaid in the following installments.

Repayment Date	Repayment Amounts
/	/

3

Article 6 Account

The Borrower shall open or designate the following account with the Lender as the special account for withdrawals and repayments

Article 7 Guarantee

If the loan guarantee under this contract is a maximum guarantee, the corresponding maximum guarantee contract is 1/2 (1/2/3, can be more than one option):

1. Maximum Guarantee Contract (No.: 0110500012-2024 Wujin (Guarantee) No. 0092)

Guarantor: Li Lin, Li Fuqi

2. Maximum Mortgage Contract (No.: 2020 HCMC No. 1109)

Mortgagee: Northam (Changzhou) Construction Industry Limited

3. Maximum Pledge Contract (No.: / )

Pledgor: /

Article 8 Financial Agreement (N/A)

During the term of this contract, the Borrower shall comply with the following financial indicator covenants: / .

Article 9 Dispute Resolution

The mode of dispute resolution under this contract shall be 2 (1/2):

(1) Submit the dispute to the Arbitration Committee, and the dispute shall be settled in accordance with the arbitration rules of the Arbitration Committee in force at the time of the submission of the application for arbitration in a 1 (arbitration) month period.

The arbitration will take place at the place of the award. The arbitral award is final and binding on both parties.

(2) Settlement by litigation in the court of the lender's domicile.

Article 10 Others

10.1 N/A. Borrower undertakes to the Lender the following:

Without the written consent of the Lender, the Borrower shall not provide external guarantee or set up credit (pledge) with its own assets to a third party before the loan is settled. The Borrower undertakes to report to the Lender on the external guarantee situation on a regular basis in accordance with the Lender's requirements, and undertakes that the information provided to the Lender and the amount of external guarantee are complete, true and accurate.

4

10.2 This Contract shall be executed in 2 copies, one for each of the Borrower, the Lender and shall have the same legal effect.

10.3 The following annexes and other annexes mutually recognized by the parties form an integral part of this contract and have the same legal effect as this contract:

Annex 1: Withdrawal Notice (Form)

Annex 2: Delegated Payment Agreement

10.4 For related enquiries (complaints), please contact 95588 or the lender’s business branch.

Article 11 Other Agreements

During the financing period, the Borrower’s dividend distribution, new external investment, and new external guarantees (credit extension time point of 0,000 yuan) all require the Lender’s written consent.

Part Two Specific Terms

Article 1 Rate of Interest And Interest

1.1 If the borrowing currency is foreign currency and the pricing method of term rate or floating overnight rate is selected, the pricing benchmark to be applied on the Interest Rate Determination Date (T-Day, or if the Interest Rate Determination Date is not a business day, the nearest business day prior to the Interest Rate Determination Date will be the T-N business day’s interest rate value corresponding to the pricing benchmark agreed in this contract as shown on the page of Refinitiv or Bloomberg Financial Wire Terminal). If the interest rate pricing base is negative, it will be zero. The above business days refer to the local business days of the institution that manages the pricing benchmark of the borrowing currency. The value of N is 2 for the term rate and 5 for the floating overnight rate.

For the avoidance of doubt, the SOFR term rate agreed upon herein refers to the SOFR Term Rate published by the Chicago Mercantile Exchange (CME) as determined by the Alternative Rate Rates Committee (ARRC); the SONIA Term Rate agreed upon herein refers to the SONIA Term Rate published by Refinitiv.

1.2 If the interest rate of the loan under this contract adopts the floating interest rate, the rules of interest rate adjustment after the loan is overdue shall still be implemented in the original way.

1.3 Where borrowings are settled on a monthly basis, the interest settlement date shall be the 20th day of each month: where borrowings are settled on a quarterly basis, the interest settlement date shall be the 20th day of the month in which each quarter ends: where borrowings are settled on a semi-annual basis, the settlement dates are June 20 and December 20 of each year.

1.4 The first interest period is from the date of the Borrower's actual withdrawal to the first interest settlement date; the last interest period is from the day after the end of the previous interest period to the final repayment date; and the remaining interest periods are from the day after the end of the previous interest period to the next interest settlement date.

1.5 Interest on borrowings = principal amount borrowed x daily interest rate x number of days actually used.

If the interest rate is determined in the way of Article 3.2 (3) in Part I of this Contract and the interest on the loan is calculated by combining simple interest and compound interest, the rules for calculating interest shall be as follows: for the portion calculated in accordance with the pricing basis, the portion of interest for each working day = (the principal amount of the loan + the total amount of interest on the portion that has accumulated as at the last natural day) x the interest rate of the base day that should be applied on that day; for the portion that is not a working day, the portion of interest shall be the same as that of the latest working day before it. On non-working days, the interest is the same as that of the most recent working day prior to that day, but if there is a change in the principal amount of the loan, the interest shall be adjusted accordingly by referring to the aforementioned formula. The portion of interest calculated according to the spread shall be calculated as simple interest. The working days referred to in this Article are the local working days of the institution that administers the pricing benchmark for the currency of the borrowing.

If the equal principal and interest repayment method is used, the formula for calculating the principal and interest payable is as follows:

5

Total principal and interest for each period = [principal amount of the loan * interest rate *(1+interest rate) number of terms]/(1+interest rate) number of terms1

1.6 In the event that the People's Bank of China adjusts the method of determining the interest rate of the loan, it will be handled in accordance with the relevant regulations of the People's Bank of China, and the Lender will not notify the Borrower separately.

1.7 At the time of signing this contract, the borrowing interest rate is determined in accordance with the Loan Market Quotation Rate (LPR) published by the National Interbank Offered Rate Center (NIBOR), reduced by a certain number of basis points. LPR published by the National Interbank Offered Rate Center, the Lender has the right to re-evaluate the interest rate preference granted to the Borrower every year, and cancel the interest rate preference granted to the Borrower in whole or in part at its own discretion in accordance with the national policies, the creditworthiness of the Borrower and changes in the loan guarantees, etc. and notify the Borrower in a timely manner.

1.8 Unless otherwise stated, the interest rates on borrowings in this contract are annualized rates calculated using the simple interest method.

Article 2 Loan Disbursements and Payments

2.1 The Borrower's drawdown of the Borrowing is subject to the following prerequisites, failing which the Lender shall not be obliged to disburse any funds to the Borrower, unless the Lender agrees to lend the funds first:

(1) Except for the Credit Facility, the Borrower has provided appropriate guarantees in accordance with the requirements of the Loan Entry, the relevant guarantee procedures have been completed, and the guarantees have not been changed to the detriment of the Lender;

(2) At the time of each drawdown, the Borrower's representations and warranties hereunder shall remain true, accurate and complete, and no default shall have occurred hereunder or under any other contract between the Borrower and the Lender;

(3) If the borrower draws down the loan through ICBC online banking or telephone banking, the borrower and the lender sign the “The ICBC eBanking Corporate Customer Service Agreement” remains in effect at all times.

(4) The documentation provided to support the purpose of the borrowing is consistent with the agreed purpose;

(5) Submit any other information requested by the lender.

2.2 If the Borrower uses the borrowings hereunder for investment in fixed assets, then, in addition to satisfying the prerequisites set forth in Article 2.1.

The following prerequisites must also be met:

(1) The borrowing project has been approved, authorized or filed by the state authorities (if necessary).

(2) The capital or other matching funds for the borrowing project are in place in full at the required time and proportion:

(3) No cost overruns have occurred or cost overruns have been self-financed and resolved:

(4) The progress of the project has been completed as planned, and the actual progress of the project matches the amount invested.

6

2.3 The Borrower shall submit a withdrawal notice to the Lender at least five (5) banking days in advance of the withdrawal of the Borrower's Loan. Once the withdrawal notice is submitted, it cannot be withdrawn without the written consent of the Lender. The Borrower shall affix the official seal or financial seal of the Borrower on the Debit Note accordingly to the reserved account seal of the lending account specified in the withdrawal notice. The Borrower hereby confirms that if the Reserved Seal contains both the Official Seal and the Special Financial Seal, and if one or more of these seals is affixed to the Debit Note, the Debit Note shall be valid.

2.4 If the Borrower withdraws the Borrowings through ICBC Internet Banking or Telephone Banking, the Borrower shall sign the ICBC Electronic Banking Corporate Customer Service Agreement with the Lender and undertake to abide by the ICBC Electronic Banking Charter and the relevant transaction rules and operate in accordance with the relevant transaction rules. The withdrawal instruction submitted by the borrower through ICBC Internet Banking and confirmed by the lender shall be regarded as a debit note.

2.5 After the Borrower fulfills the prerequisites for withdrawal or the Lender agrees to release the loan first, the Lender shall be deemed to have released the loan to the Borrower in accordance with this Agreement when the Lender transfers the loan to the designated Borrower's account.

2.6 In the event of special circumstances such as quota management or system failure, the lender may suspend the disbursement of loans to the borrower.

2.7 According to the relevant regulatory provisions and the management requirements of the Lender, for the Borrowings which shall be drawn down and utilized in the form of entrusted payment by the Lender, the Lender shall, based on the Borrower's application for drawing down and entrustment of payment, pay the Borrowed Funds to the payment recipients designated by the Borrower in accordance with the purpose agreed in this Contract. For this purpose, the Borrower shall enter into a separate entrusted payment agreement with the Lender as an attachment to this Contract and open or designate a special account with the Lender to handle the entrusted payment.

Article 3 Repayment

3.1 The Borrower shall repay the principal, interest and other amounts payable under the Loan in full and on time as agreed in this Contract. On the repayment date and the bank working day before each interest settlement, the Borrower shall deposit the current interest, principal and other payables in the repayment account opened with the Lender, and the Lender has the right to take the initiative to transfer the amount on the repayment date and the interest settlement date, or request the Borrower to cooperate with the Lender in the relevant transfer procedures. If the amount in the repayment account is insufficient to pay all the due and payable amounts of the Borrower, the Lender has the right to decide the order of repayment.

If the repayment account is lost, frozen, stopped payment, canceled, or if the borrower needs to change the repayment account, the borrower should go to the lender to change the repayment account before the change takes effect. If the original repayment account cannot be fully credited before the change takes effect, the Borrower shall make repayment over the counter at the Lender. If the borrower fails to apply for the change of repayment account in time or fails to make the repayment at the counter of the lender in time, resulting in failure to repay the loan principal, interest and other expenses in full and on time, the borrower shall be liable for default.

3.2 If the Borrower applies for early repayment of all or part of the Loan, the Borrower shall submit a written application to the Lender 10 banking days in advance, or submit an order for early repayment to the Lender through ICBC Internet Banking and obtain the Lender's consent.

3.3 In case of early repayment agreed by the Lender, the Borrower shall, at the same time on the date of early repayment, pay the principal amount of the Loan due and payable up to the date of early repayment, together with interest and other payments. The Borrower shall simultaneously pay off the principal, interest and other sums due and payable under this Contract. If the Borrower does not pay the above interest in full at the time of early repayment, the outstanding interest will continue to be calculated in accordance with Article 1.5 of Part Two until the interest is paid in full on and after the Early Repayment Date.

7

3.4 The lender has the right to call back the loan early depending on the return of the borrower’s funds.

3.5 The lender has the right to withdraw the loan in advance if the borrower uses the loan funds in violation of the agreed purpose.

3.6 If the actual borrowing period is shortened due to early repayment of the loan by the Borrower or early recovery of the loan by the Lender in accordance with this Agreement, the corresponding interest rate will not be adjusted and the original borrowing rate will still be applied.

Article 4 Guarantees

4.1 Except for the Credit Facility, the Borrower shall provide legal and effective guarantees recognized by the Lender for the performance of its obligations under this Contract. The guarantee contract shall be signed separately.

4.2 In the event of any damage, depreciation, dispute over property rights, seizure or attachment of the collateral hereunder, or any breach of the agreement of the guarantee contract by the guarantor, or any unfavorable change in the financial status of the guarantor of the guarantee or any other unfavorable change in the claims of the Lender, the Borrower shall promptly notify the Lender and provide other guarantees as approved by the Lender.

4.3 The Lender has the right to reassess the value of the Collateral and the guarantee capacity of the Guarantor periodically or irregularly, and if the assessment finds that the value of the Collateral has decreased or the guarantee capacity of the Guarantor has been reduced, the Borrower shall provide additional guarantees that are equivalent to the decrease in the value or the reduction in the guarantee capacity, or it may provide other guarantees that are acceptable to the Lender.

4.4 If, with the consent of the Lender, the Borrowing under this Contract is secured by pledge of accounts receivable, the Lender has the right to declare the Borrowing immediately due and require the Borrower to repay part or all of the principal and interest of the Borrowing immediately, or to provide additional lawful, effective and sufficient security approved by the Lender if any of the following circumstances occurs during the validity period of this Contract:

(1) The bad debt ratio of accounts receivable from the pledgee of accounts receivable to the payer increased for two consecutive months:

(2) The accounts receivable pledgee's accounts receivable due and uncollected from a payor represent more than 5% of the balance of accounts receivable due from that payor;

(3) The pledgee of the accounts receivable has trade disputes with the payer or other third parties (including but not limited to quality, technology, service business-related disputes) or debt disputes, resulting in accounts receivable that may not be due and payable on time.

4.5 If the guarantor fails to complete the registration of the credit (pledge) with the lender as the first right holder of the credit (pledge) within the time limit agreed between the guarantor and the lender or if the guarantor commits other defaults, the lender has the right to recover the loan in advance.

Article 5 Account Management

5.1 If the loans hereunder are used for the Borrower's working capital needs such as production and business turnover, the Borrower shall designate a special fund recovery account with the Lender for the purpose of collecting the corresponding sales proceeds or scheduled repayment funds. The corresponding sales proceeds shall be in the form of non-cash

8

In case of settlement, the borrower shall ensure that the payment is transferred to the fund recovery account in a timely manner upon receipt of the payment.

5.2 The Lender shall have the right to supervise the Funds Recovery Account, including but not limited to the knowledge and supervision of the income and expenditure of the funds in such account, and the Borrower shall cooperate with such supervision. If requested by the Lender, the Borrower shall enter into a special account supervision agreement with the Lender.

Article 6 Representations and Warranties

Borrower makes the following representations and warranties to Lender, which representations and warranties shall remain in effect at all times during the term of this Contract:

6.1 Possessing the qualification of the main body of the Borrower in accordance with the law, and having the qualification and ability to enter into and fulfill this Contract.

6.2 All necessary authorizations or approvals have been obtained to enter into this contract, and the execution and performance of this contract shall not be in violation of the Articles of Incorporation of the Company,

The provisions of the shareholders' contribution agreement, the joint venture agreement, the partnership agreement and relevant laws and regulations are not in conflict with the obligations under other contracts.

6.3 Other debts payable have been paid on time and there is no malicious default in payment of principal and interest on bank loans.

6.4 No major violation of rules and regulations in the course of production and operation within the last one year, and the current senior management personnel do not have any major adverse records.

6.5 All documents and information provided to the Lender are true, accurate, complete and valid, and do not contain false information, material omissions or misleading statements.

6.6 Failure to conceal from the Lender any litigation, arbitration or claim in which it is involved.

6.7 If the Borrower uses the borrowings hereunder for investment in fixed assets, the relevant projects and the borrowings thereof shall comply with the requirements of laws and regulations.

6.8 Borrower is aware of and fully understand the transaction rules of ICBC Internet Banking and other e-banking systems in relation to this Contract.

Article 7 Commitment of the Borrower

7.1 Drawing down and utilizing the borrowings in accordance with the period and purpose agreed in this Contract, and the borrowings will not be transferred to the securities market in any form; shall not be used for real estate development, purchase of real estate or other purposes prohibited or restricted by relevant laws and regulations, and shall not be used for the personal use of legal representatives, their close relatives or other related persons.

7.2 Payment of the principal amount of the loan, interest and other amounts payable in accordance with this contract.

7.3 Accepting and actively cooperating with the Lender's inspection and supervision of the use of the Borrowed Funds, including the purpose of use, by means of account analysis, voucher inspection and on-site investigation, and reporting the use of the Borrowed Funds on a regular basis in a summarized manner as required by the Lender.

7.4 Accept credit inspection by the lender and provide timely, true, accurate and complete financial information and other information reflecting the solvency of the borrower as required by the lender. Including all account opening banks, bank account numbers, deposit balances, etc., and actively assist and cooperate with the lender in the investigation, understanding and supervision of the production and operation and financial situation of the Borrower.

9

7.5 No dividends or bonuses in any form shall be paid in respect of principal, interest and other moneys due (including those declared to be immediately due) on borrowings and other moneys payable under this contract.

7.6 To obtain the prior written consent of the lender for any merger, demerger, capital reduction, change in equity, pledge of equity, entry into or exit from a partnership, transfer of significant assets and claims, significant foreign investment, substantial increase in debt financing, and other actions that may adversely affect the rights and interests of the lender.

7.7 Promptly notify the lender of the occurrence of one of the following events:

(1) Change of name, official seal, articles of incorporation, domicile, legal representative or person in charge, and mailing address;

(2) Going out of business, being dissolved, liquidated, suspended, having its business license revoked, being revoked, or filing (being filed) for bankruptcy:

(3) Involved in or likely to be involved in major economic disputes, litigation, arbitration, or assets being seized, impounded or enforced, or being investigated or taking punitive measures by the judiciary, taxation, industry and commerce, and other authorized organs in accordance with the law;

(4) Shareholders, directors and current senior management or shareholders and contributors are suspected of major cases or economic disputes.

7.8 Timely, full and accurate disclosure of related party relationships and related transactions to the Lender.

7.9 Sign for all types of notices mailed or otherwise delivered by the Lender in a timely manner.

7.10 Own assets are not disposed of in a manner that reduces solvency; guarantees to third parties are not provided to the detriment of the lender.

7.11 The Borrower’s obligations hereunder shall have priority in the order of satisfaction over the Borrower's obligations to its shareholders, legal representatives, or persons responsible for the debts, partners, major contributors or key management personnel are at least on a par with the debts of other creditors of the borrower of the same class.

7.12 Have been informed of and fully understand the various aspects of the e-banking system of ICBC Internet Banking and other electronic banking systems in relation to this Contract. The Borrower shall keep the client certificate and password in a safe place, and any operation using the Borrower's client number (card number), password or client certificate shall be regarded as the Borrower's own act, and the resulting electronic information records shall be used as proofs for proving and dealing with the borrowing and lending relationship under the present contract.

7.13 Insufficient borrower repayment funds (including, but not limited to, amounts obtained by the lender through garnishments, dispositions of collateral, etc.) In order to settle all debts of the Borrower to the Lender under this Contract and other contracts, the Lender shall have the right to decide the order of settlement.

7.14 Enhance environmental and social risk management and accept the supervision and inspection of the lender in this regard. Submit reports on environmental and social risks to the lenders if requested by the lenders.

Article 8 Lender Commitment

8.1 To grant loans to the Borrower in accordance with this Contract.

10

8.2 Confidentiality of non-public data and information provided by the Borrower in relation to its financial and production operations, unless otherwise provided by laws and regulations and agreed in this Contract.

8.3 Lenders are not allowed to charge Borrowers commitment fees, fund management fees, financial advisory fees, consulting fees, legal person account overdraft commitment fees, credit reference fees, and other fees that are expressly required by the regulatory agencies to be prohibited by commercial banks for loans to small micro enterprise.

8.4 Lenders shall not force Borrowers to purchase wealth management, insurance, funds or other asset management products, and shall not lend in any way.

8.5 If the Lender breaches the terms of undertakings 8.1 to 8.4, the Borrower may, for example, call the 95588 customer service telephone number.

Article 9 Default

9.1 The occurrence of any of the following circumstances shall constitute a default by the Borrower:

(1) The Borrower fails to repay the principal and interest on the Borrowings and other amounts payable hereunder as agreed, or fails to fulfill any other obligations hereunder, or breaches any representations, warranties or undertakings hereunder;

(2) If the guarantee under this Contract changes to the detriment of the Lender's claim, or if the Guarantor violates the agreement of the Guarantee Contract, and the Borrower fails to provide another guarantee approved by the Lender;

(3) Failure to pay any other indebtedness of the Borrower's household after its maturity (including declared early maturity) or failure to perform or breach of its obligations under any other agreement which has affected or may affect the performance of its obligations under this Contract;

(4) The Borrower's financial indicators such as profitability, solvency, operating capacity and cash flow exceed the agreed standards, or deteriorate in a way that has affected or may affect the fulfillment of its obligations under this contract;

(5) The Borrower's production and operation, foreign investment, etc. have undergone significant unfavorable changes, which have affected or may affect the fulfillment of its obligations under this contract (e.g., any situation such as illegal operation, suspension of production for more than three consecutive months during the loan period, or cumulative suspension of production up to three times during the loan period, etc.);

(6) The borrower or its shareholders, legal representatives or principals, partners, major investors or key management personnel involved in and or may be involved in major economic disputes, litigation or arbitration, or have assets seized, impounded or subject to compulsory execution, or have been investigated or punished by judicial or administrative authorities or have been subject to punitive measures in accordance with the law, or have been exposed by the media for violating the relevant regulations or policies of the State, which has affected or may affect the fulfillment of its obligations under this contract;

(7) Changes in the Borrower's shareholding or changes in the controlling relationship, partnership or joint venture relationship, unusual changes in the partners, individual major investors, key management personnel, disappearance, or investigation or restriction of personal freedom by judicial organs in accordance with the law, which have affected or may affect the fulfillment of the obligations under this contract;

(8) The borrower utilizes false contracts with related parties. If the borrower uses transactions without actual transaction background to obtain funds or credit from the lender, or if the borrower intentionally evades the lender's claims through related transactions;

11

(9) The Borrower has been or may be out of business, dissolved, liquidated, suspended, had its business license revoked, withdrawn or filed for bankruptcy;

(10) The Borrower's performance of its obligations under this Contract has been or may be affected by a liability incident or major environmental and social risk event caused by the Borrower's violation of food safety, production safety, environmental protection and other environmental and social risk management related laws and regulations, regulatory provisions or industry standards;

(11) The borrower's legal representatives or principals, partners, individual investors or key management personnel are involved in triad activities, drug abuse, gambling, smuggling and other illegal activities;

(12) The borrower has incurred tax or fee arrears or has regularly defaulted on employee wages;

(13) Default on personal loans and credit cards of the borrower's legal representatives or principals, partners, individual major investors, or key management personnel;

(14) Other circumstances that may cause the realization of the Lender's claims under this Contract to be adversely affected.

9.2 In the event of default by the Borrower, the Lender is entitled to take one or more of the following measures:

(1) Require the borrower to cure the default by a deadline;

(2) Cease disbursing Borrowings and other Financing Amounts to the Borrower pursuant to this Contract and other Contracts between the Lender and the Borrower, and partially or fully cancel undrawn Borrowings and other Financing Amounts of the Borrower;

(3) Declare the loans and other financing amounts outstanding under this Contract and other contracts between the Lender and the Borrower to be immediately due and payable, and immediately collect the outstanding amounts;

(4) Require the Borrower to indemnify the Lender for losses caused by its default, including, but not limited to, attorney's fees, foreclosure fees, and other expenditures incurred by the Lender in realizing its claims under this contract;

(5) Other measures provided by laws and regulations, agreed in this Contract or deemed necessary by the Lender.

9.3 If the Borrower fails to repay the Borrower's loan upon maturity (including immediate maturity), the Lender shall be entitled to charge a penalty interest rate at the rate agreed in this Agreement from the date of overdue payment. The interest (including penalty interest) that the Borrower fails to pay on time shall be charged at the overdue penalty interest rate. The rate of compound interest is accrued. The settlement rules for penalty interest/compound interest apply to the settlement rules for interest agreed upon in this contract.

9.4 If the Borrower fails to use the Borrowing for the purpose agreed in this Contract, the Lender is entitled to charge penalty interest at the penalty rate of the misappropriated Borrowing on the misappropriated portion of the Borrowing from the date of misappropriation of the Borrowing, and compound interest at the penalty rate of the misappropriated Borrowing on the interest not paid on time during the period of misappropriation of the Borrowing, including the penalty interest. The penalty interest/compound interest settlement rules shall apply to the interest settlement rules agreed in this contract.

9.5 In the event that the Borrower has concurrently incurred any of the circumstances set forth in clauses 9.3 and 9.4 above, the interest rate on the penalty rate shall be determined on the basis of the heaviest of the circumstances, and cannot be concurrently applied.

12

9.6 If the Borrower fails to repay the principal amount of the loan, interest (including penalty interest and compound interest) or other sums payable by the Borrower, the Lender has the right to make a public announcement through the media to call for payment.

9.7 If there is a change in the controlling or controlled relationship between the Borrower's Affiliate and the Borrower, or if the Borrower's Affiliate has any other circumstance other than (1) and (2) in Article 9.1 above, which has affected or may affect the fulfillment of the Borrower's obligations hereunder, the Lender has the right to take the measures stipulated in this Agreement.

Article 10 Automatic Cancellation of a Lender's Borrowing Commitment

10.1 If the Borrower's creditworthiness deteriorates, the Lender will automatically cancel all undrawn commitments to the Borrower without prior notice.

10.2 The occurrence of one of the circumstances described in clauses 9.1 and 9.7 of Part Two hereof shall constitute a creditworthiness of the Borrower.

Article 11 Withholding

11.1 If the Borrower fails to repay the debts due under this Agreement (including those declared to be immediately due) in accordance with the agreement, the Borrower agrees that the Lender shall deduct the corresponding amount from all local and foreign currency accounts opened by the Borrower with ICBC for the purpose of repayment until all the debts of the Borrower under this Agreement have been fully repaid.

11.2 If the withholding amount does not correspond to the currency of the Contract, it shall be converted at the exchange rate applied by the Lender on the date of withholding. The Borrower shall bear the interest and other costs incurred between the date of withholding and the date of settlement (the date when the Lender converts the withheld amount into the contract currency according to the foreign exchange management policy of the State and actually settles the debt under the Contract), as well as the difference due to the fluctuation of exchange rate during this period.

Article 12 Transfer of Rights and Obligations

12.1 The Lender has the right to assign part or all of its rights under this contract to a third party without the Borrower's consent. The Borrower may not assign any of its rights and obligations under this Contract without the written consent of the Lender”

12.2 The Lender or Industrial and Commercial Bank of China Limited (“ICBC”) may authorize or delegate the authority of the Lender or ICBC to the Lender in accordance with the needs of operation and management. The Borrower acknowledges that the Lender has entrusted other branches of ICBC to fulfill its rights and obligations under this Agreement, or transferred the loan claims under this Agreement to other branches of ICBC to undertake and manage, and the Lender does not need to obtain the Borrower's consent for the above actions. The other branch of ICBC which takes over the rights and obligations of the Lender shall be entitled to exercise all the rights under this Contract and shall be entitled to file lawsuits, arbitration or application for enforcement in the name of the institution in respect of the disputes under this Contract.

Article 13 Entry Into Force, Modification and Termination

13.1 This Contract shall enter into force on the date of the affixing of the official seal or the special seal of the Contract by both the Borrower and the Lender, and shall terminate on the date on which the Borrower's obligations under this Contract have been fully performed.

13.2 Any changes to this contract shall be made by mutual agreement of the parties and in writing. Changed terms or agreements form part of this contract and have the same legal effect as this contract. The remainder of this contract shall remain in force except for the variation, and the original terms and conditions shall remain in force until the variation comes into force.

13

13.3 The variation and termination of this contract shall be without prejudice to the right of the contracting parties to claim damages. The termination of this contract shall not affect the validity of the dispute settlement provisions.

Article 14 Governing Law and Settlement of Disputes

The laws of the People's Republic of China shall apply to the conclusion, validity, interpretation, fulfillment and dispute settlement of this Contract. All disputes and controversies arising out of or in connection with this contract shall be resolved through consultation between the Borrower and the Lender; if no negotiation is possible or no agreement can be reached through negotiation, they shall be resolved in accordance with the manner agreed upon in this contract.

Article 15 Confirmation of Address for Service of Litigation/Arbitration Documents

15.1 The Borrower confirms that the address stated on the first page of this Contract shall be the address for the service of the litigation/arbitration documents relating to the disputes under this Contract. Litigation/arbitration documents include but are not limited to summons, notice of hearing, judgment, ruling, conciliation and notice of deadline for performance.

15.2 The Borrower agrees that the arbitration institution or the court may use the facsimile or electronic mail for the service of arbitration/litigation documents as stated on the front page of this contract.

15.3 The above service agreement applies to all stages of arbitration and litigation proceedings at first instance, second instance, retrial and enforcement. The arbitral institution or the court may serve by direct mail in respect of the above addresses for service of process.

15.4 The Borrower shall ensure the truthfulness and validity of the address, contact person, facsimile, e-mail and other information recorded in this Contract, and if there is any change in the relevant information, the Borrower shall promptly notify the Lender in writing, otherwise the delivery of the information according to the original address will still be valid, and the Borrower shall be solely responsible for the legal consequences arising therefrom.

Article 16 Complete Contracts

Part I, Basic Agreements, and Part II, Specific Provisions, of this Contract together comprise the entire Small Business Loan Contract, and the same terms in both Parts shall have the same meaning. The Borrower is bound by both parts.

Article 17 Notifications

17.1 All notices between the Borrower and the Lender hereunder shall be in writing. Unless otherwise agreed, the parties designate the domicile stated in this contract as the address for correspondence and contact. Either party shall promptly notify the other party in writing of any change in its mailing address or other contact information.

17.2 If either party to this contract refuses to sign for it or in any other case where service cannot be effected, the notifying party may serve the notice by notarization or public notice.

Article 18 Special VAT Agreement

18.1 Interest and fees paid by the Borrower to the Lender hereunder are tax inclusive.

18.2 If the Borrower requests the Lender to issue VAT invoices, the Borrower shall first register the information with the Lender, which shall include the full name of the Borrower, taxpayer identification number or social credit code, address, telephone number, account bank and account number. The Borrower shall ensure that the relevant information provided to the Lender is true, accurate and complete, and shall provide relevant supporting information as required by the Lender, which shall be published by the Lender through notices of outlets or website announcements.

14

18.3 If the Borrower collects the VAT invoice by himself/herself, he/she shall provide the Lender with an authorization letter with seal, designate the recipient and specify the recipient's ID card number and other information, so that the designated recipient shall collect the VAT invoice with his/her original ID card; in case of change of the designated recipient, the Borrower shall reissue a new authorization letter with seal to the Lender. If the borrower chooses to receive the VAT invoice by post, the borrower shall also provide accurate and deliverable postal information; if the postal information is changed, the borrower shall promptly notify the lender in writing.

18.4 If the Lender is unable to issue VAT invoices in time due to force majeure such as natural disasters, governmental actions, abnormal social events or reasons of the tax authorities, the Lender has the right to delay the invoicing and shall not be responsible for it.

18.5 The Lender shall not be responsible for compensating the Borrower for the economic loss if the Borrower fails to receive the corresponding copies of the VAT invoice due to the loss or damage of the invoice after the invoice is collected by the Borrower or after the invoice is handed over to the third party by the Lender for delivery by post, which is not due to the reason of the Lender.

18.6 As a result of sales returns, suspension of taxable services, billing errors or sales discounts. The Borrower is required to return the original invoice or provide valid proof to the Lender so that the Lender can cancel the invoice or issue a red-letter invoice. For VAT invoices, if the borrower is required to submit the Information Form for Issuance of Special VAT Invoices with Red Characters to the tax authorities in accordance with the relevant laws, regulations and policy documents, the borrower shall submit the Information Form for Issuance of Special VAT Invoices with Red Characters to the tax authorities, and after the tax authorities have examined the information and notified the lender, the lender shall issue special VAT invoices with red characters.

18.7 During the performance of the Contract, the Lender has the right to adjust the price of the Contract in accordance with the changes in the national tax rate in the event of any adjustment of the national tax rate.

Article 19 Others

19.1 Failure or partial exercise of, or delay in exercising, any of the Lender's rights hereunder shall not constitute a waiver or variation of that or any other right, nor shall it affect the further exercise of that or any other right.

19.2 The invalidity or unenforceability of any provision of this contract shall not affect the validity and enforceability of the other provisions or the validity of the contract as a whole.

19.3 The Lender has the right to provide the information relating to this Contract and other relevant information of the Borrower to the credit information system of the People's Bank of China and other credit information databases established in accordance with laws and regulations or the requirements of the financial supervisory authority for inquiry and use by appropriately qualified institutions or individuals. The Lender also has the right to inquire the relevant information of the Borrower through the credit information system of the People's Bank of China and other credit information databases established in accordance with law for the purpose of the conclusion and performance of this Contract.

19.4 The terms "related party", "related party relationship", "related party transaction", "individual key investor" mentioned in this contract ", "key management personnel" and other terms used herein shall have the same meanings as those used in the "Accounting Standard for Financial Instruments No. 36 - Disclosure of Related Parties" Party Disclosure》) (Finance Committee [2006] No. 3) issued by the Ministry of Finance, and the amendments made to such standard thereafter.

19.5 The environmental and social risks mentioned in this contract refer to the environmental and social hazards and risks that may be brought by the Borrower and its important related parties in the course of construction, production and operation activities, including environmental and social issues related to energy consumption, pollution, land, health, safety, migration and resettlement, ecological protection, climate change, and so on.

15

19.6 The documents and vouchers made and retained by the Lender in accordance with the Lender's business rules in relation to the borrowings hereunder constitute valid evidence of the debt relationship between the Borrower and the Lender and are binding on the Borrower.

19.7 In this Contract, (1) references to this Contract shall include modifications or additions to this Contract; and (2) the headings of the clauses are for reference only and do not constitute any interpretation of this Contract, nor any limitation of the contents or scope thereof under the headings.

The parties acknowledge that the Lender and the Borrower have fully negotiated all the terms of this Contract. The Lender has drawn the Borrower's special attention to all the terms and conditions relating to the rights and obligations of the two parties, and has given a full and accurate understanding of them, and has provided explanations and clarifications of the relevant terms and conditions at the Borrower's request. The Borrower has carefully read and fully understood all the terms and conditions of the Contract (including Part I Basic Agreements and Part II Specific Terms and Conditions), and both the Borrower and the Lender have the same understanding of the terms and conditions of the Contract and have no objection to the contents of the Contract.

16

(This is a signature page, no text)

Lender (seal): China Industrial and Commercial Bank of China Changzhou Wujin Branch

/seal/ China Industrial and Commercial Bank of China Changzhou Wujin Branch

Signing date: June 4, 2024

Borrower (seal): Northann (Changzhou) Construction Industry Co., Ltd.

/seal/ Northann (Changzhou) Construction Industry Co., Ltd.

/s/ Li Lin

Signing date: June 4, 2024

17